Exhibit 10.08B
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement"), dated as of the 15th day of March, 1996, by and between ATLANTIC BEVERAGE COMPANY, INC., a Delaware corporation (the "Company"), whose principal place of business is 1587 Sulphur Spring Road, Baltimore, Maryland, STERLING ADVISORS, L.P., a Delaware limited partnership ("Sterling") and ELFMAN VENTURE PARTNERS, INC., an Illinois corporation ("EVP"). Sterling and EVP are hereinafter referred to together as the "Managers".

                                  WITNESSETH:

         WHEREAS, the Company is engaged in the business (the "Business") of the wholesale distribution of processed meats and beverages; and

         WHEREAS, effective as of September, 1993, the Company, Sterling Group, Inc., a Maryland corporation ("SGI"), and Eric D. Becker (a principal of SGI; "Becker"), entered into the certain Consulting Agreement (the "Original
Agreement") to manage the business of the Company and provide the services of Becker to the Company as the Company's Chairman; and

         WHEREAS, SGI later assigned, with the consent of the Company, all of its right, title and interest in and to the Original Agreement, to Sterling; and

         WHEREAS,   concurrently  with  the  effectiveness  of  this  Agreement,
Sterling, the Company and Becker have agreed to terminate the Original Agreement;; and

         WHEREAS, the Company desires to have the Managers consult with it in financial and operational matters and recognizes that certain inducements must be offered to the Managers in order for the Company to retain their services; and

         WHEREAS, the Managers and the Company are desirous of entering into an agreement hiring a person appointed by the Managers to be the Chairman of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises contained herein, the parties agree as follows:

                  I. Consulting Arrangement. Effective as of the Effective Date (as defined below), the Company hereby retains the Managers as consultants, and the Managers jointly agree to make their nominee (the "Nominee") available to the Company, for the purpose of being elected as the Company's Chairman of the Board of Directors for the duration of this Agreement. If the Nominee is elected or appointed to another office of the Company or as a director or officer of any subsidiary or affiliate thereof during the term hereof, the Nominee will serve in such capacity without further compensation, and subject to the last two sentences of Section 3 hereof, if for whatever reason, the Nominee is unable to fulfill the duties set forth in Section 3 hereof, the Managers shall make another duly qualified person available to the Company to fulfill such duties, subject to the approval of such other person by the Board of Directors and such person's election as a director at the next annual meeting of stockholders at which the term of the class of directors of which such person is a member expires. The Nominee or such other person is hereinafter referred to as the "Chairman". Nothing herein shall be construed as limiting the power of the Board of Directors or Stockholders to elect or appoint persons to the Board or offices of the Company, but the failure of the Nominee or another person designated hereunder to be so elected or appointed, or the removal of such person from any position with the Company, shall not affect the Company's obligation to pay compensation as provided in Section 4 hereof.


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         A.        Term.

                  1. Initial Term. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date (as defined below) and shall continue until December 31, 2001. The period from the Effective Date to the date of this Agreement's expiration or sooner termination shall be deemed the "Consulting Period". For purposes hereof, the term "Effective Date" shall mean the closing of the acquisition by the Company, whether directly or indirectly through an affiliate, of all of the issued and outstanding stock of Prefco, Inc., a Texas corporation, on terms and conditions satisfactory to the Company. If such acquisition does not occur on or prior to June 15, 1996, then this Agreement and all of the rights, duties and obligations of the parties hereunder shall cease and be of no further force and effect.

                  2. Automatic Renewal. The term of this Agreement shall automatically extend for additional one (1) year periods commencing on the January 1, 2002, and each January 1 thereafter, unless and until terminated by written notice given by either party to the other twelve (12) months prior to each applicable termination date.

         B. Duties. The Managers shall agree to perform the following duties and tasks, devoting such time as is reasonably necessary to fulfill such duties: (i) analyzing the Company's present and future financing needs and assisting the Company in procuring such financing, and (ii) targeting and assisting in the acquisition of potential acquisition candidates for the Company, and shall faithfully, diligently and competently perform to the best of their ability all of the duties assigned, or refrain from such activities proscribed by the Company, subject, however, to the supervision and control of the Board of Directors of the Company. The Company, acknowledges that the Chairman shall not be a full time consultant or employee of the Company, and is free to devote such other of his business time to other projects unrelated to the Company as he deems necessary. The Chairman will not be made to relocate.

         C.        Compensation.

                  1. Investment Banking Fees. In consideration of the services rendered by Managers in connection with the Company's acquisition of Prefco, Inc. and merger with Carlton Foods, Inc., the Company shall pay to Managers the aggregate sum of Three Hundred Thousand Dollars ($300,000) on the effective date hereof. Furthermore, should the Company, directly or indirectly, purchase or merge with the business known as Richards, Church Falls, Louisiana, the Company shall pay an additional fee to the Managers in the aggregate sum of One Hundred Thousand Dollars ($100,000), concurrently with the acquisition or merger thereof.

                  2. Base Fee. During the Consulting Period including any renewals thereof, the Company shall pay to the Managers compensation equal to an aggregate base consulting fee (the "Base Fee") at the rate of THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($300,000.00) per annum, payable on the last day of each month during the Consulting Period, without deductions. The Base Fee shall increase 5% on January 1 of each year during the Consulting Period. The Company shall reimburse the Chairman and/or the Managers for all expenses necessarily and reasonably incurred by such party in connection with the Business, including the Chairman's membership in one professional organization, against presentation of proper receipts or other proof of expenditure, and subject to such reasonable guidelines or limitations, and which are to be applied prospectively only as the Board of Directors of the Company may impose.

                  3. Future Acquisitions. If the Company chooses to acquire other businesses in the future (other than Prefco and Carlton Foods, Inc.), then, upon the consummation of each such acquisition, the Base Fee shall automatically, without any further action of any party, be increased by either
(i) $50,000,  if the acquired company has cash flow of less than $1 million,  or
(ii) $100,000, if the acquired company has cash flow in excess of $1 million.

                  4. Future Sales. If the Company chooses to sell one or more businesses in the future, then, upon the consummation of each such sale, the Base Fee shall automatically, without any

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further  action of any  party,  be decreased by either (i) $50,000, if  the sold business has cash flow of less than $1 million, or (ii) $100,000, if the sold business has cash flow in excess of $1 million.

                  5.        Bonuses.   The  Managers  may  receive  bonuses  and
increases to the Base Fee as the Company's Board of Directors may approve, in its sole and absolute discretion.

                  6. Stock Options. The Company shall issue to the Managers (or their principals) options to acquire 25,000 shares of the Company's common stock every year during the Consulting Period, which options shall vest on each December 31 at an exercise price set at the market price at the close of the markets on the preceding January 1. Such options shall be exerciseable for ten
(10) years following the date they become vested. The parties shall enter into an option agreement memorializing the foregoing and on such other commercially reasonable terms as the parties may agree.

                  7. Reimbursement of Expenses. The Company shall reimburse the Managers for all out-of-pocket costs incurred in connection with the performance of Managers' duties hereunder, including, but not limited to, a reasonable allocation of overhead at Managers' offices in Baltimore and Chicago and the costs for the support staff of the Company's Chairman, Vice Chairman and Chief Executive Officer.

                  8. Form of Compensation. All compensation to be delivered hereunder shall be paid 80% to Sterling and 20% to EVP, or otherwise as the Managers shall jointly direct.

         D. Benefits. During the Consulting Period, the Chairman shall be entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its non-employee directors. Such benefits shall not be subject to execution, attachment or similar process except as an offset to claims.

         E.        Restrictive Covenants.  Each Manager hereby agrees:

                  1. Nondisclosure. Each acknowledges that it has been and will be entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the business of the Company and its predecessors, whether now existing or to be developed or created after today's date (collectively, "Trade Secrets"). Each shall at all times during the Consulting Period and thereafter hold in strictest confidence any and all Trade Secrets that may have come or may come into its possession or within its knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its affiliates and their predecessors. Each agrees that neither it nor any person or enterprise controlled by him will for any reason directly or indirectly, for itself or for the benefit of any other person, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets owned or used by, or licensed to, the Company or any of its affiliates or otherwise relating to the Company or its business, provided that each Manager may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that each shall give the Company notice of such order and any court pleading requesting such disclosure, in order to provide the Company with an opportunity to prevent such disclosure or procure an appropriate protective order.

                  2. Customers. Each acknowledges that customer accounts of the Company and its affiliates are and will at all times be the sole and separate property of the Company and such affiliates, in which neither Manager has any rights whatsoever, and all activities of or work performed by each pursuant hereto or as a consultant to or manager of the Company or its affiliates have been and in the future will be performed for the benefit of the Company and its affiliates and the goodwill resulting from Managers' efforts is and at all times will be the sole and separate property of the Company and its affiliates, which goodwill is intended to be protected, in part, by this Section.

                  3. Non-Solicitation. Each agrees that from the commencement date of the Consulting Period and continuing for a period of one (1) year following the termination of the Consulting Period (the "Non-Compete Period") for whatever reason, neither Manager nor any person or enterprise controlled by either will solicit for employment or any other reason any director, officer,

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shareholder,  department  head,  salesman and each of their  assistants  who was employed by the Company or its affiliates at any time within one (1) year prior to the time of the act of solicitation.

                  4. Non-Competition. Each agrees that during the Non-Compete Period, neither Manager nor any person or enterprise controlled by either will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation or member of a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with the Company or any affiliate in any business in which the Company or any affiliate is engaged (whether or not such business is subsequently carried on by the Company) in any geographic territory in which the Company does business on the date the Consulting Period ends; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any company engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

                  5. Survival. The provisions of this Section shall survive the termination of this Agreement, irrespective of the reason therefor.

         F. Remedies. The Managers and the Company each acknowledge that any breach of this Agreement by each will cause irreparable harm to the other, that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of one party seeking to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude a party from any other remedy. Each party hereto hereby waives the claim or defense to an action for equitable relief by the other that such party has an adequate remedy at law or has not been or is not being irreparably injured by such breach. FURTHERMORE, EACH PARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE OF ANY NATURE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         G. Insurance. The Company may, at its election and for its benefit, insure the Chairman against disability, accidental loss or death and the Chairman shall submit to such physical examinations and supply such information as may be required in connection therewith.

         H. Indemnification. The Company shall indemnify the Managers and the Chairman and each of them to the fullest extent permitted by Delaware law, and shall advance all defense costs to the fullest extent permitted thereby.

         I. Assignment. The Managers acknowledge that the services to be rendered by them hereunder are unique and personal and that they may not assign any of their rights or delegate any of their duties or obligations hereunder to any other person or entity, whether by voluntary or involuntary assignment or transfer (subject to its right to appoint a new Chairman if the Nominee is unavailable). This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

         J. Notices. All notices, demands and communications required or permitted to be given under this Agreement shall be sufficient if in writing and shall be deemed to have been duly given on the date received if delivered personally or two days after the date such notice, demand or communication is sent if sent by first class, certified or registered mail, return receipt requested, postage pre-paid and addressed, or one day after the date such notice, demand or communication is sent if sent by overnight courier service to the Managers at the addresses set forth below, or to the

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Company at its principal  place  of  business,  or  to such other person at such location as either party hereto may subsequently designate in a similar manner.

         K. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         L. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto. In this connection, upon the Effective Date, the parties agree that the Original Agreement between Sterling, Becker and the Company shall be, without further action of the parties, terminated and of no further force and effect.

         M. No Conflicting Agreements. The parties hereto represent and warrant to each other that, except for the Original Agreement, they are not parties to any agreement, contract or understanding, whether consulting or otherwise, which would in any way restrict or prohibit them from undertaking or performing their obligations hereunder.

         N. Expenses upon Default. If any party defaults in the performance of any of its covenants, agreements or obligations described in this Agreement, then in addition to any and all other rights or remedies which the non-defaulting party may have against the defaulting party, the defaulting party will be liable to and will pay to the non-defaulting party a sum equal to all of the non-defaulting party's court costs and fees of its attorneys and their support staff and all other costs and expenses associated with such dispute incurred in enforcing the covenants, agreements or obligations of the defaulting party herein.

         O. Applicable Law. The terms and conditions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

          STERLING ADVISORS, L.P.
            By Sterling Group, Inc.




      By
         Steven M. Taslitz, President

      ELFMAN VENTURE PARTNERS, INC.


      By
         Merrick M. Elfman, President

      ATLANTIC BEVERAGE COMPANY, INC.


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      By
         Merrick M. Elfman, Vice Chairman

      FOR PURPOSES OF TERMINATING THE ORIGINAL AGREEMENT ON THE EFFECTIVENESS
      HEREOF:



         Eric D. Becker

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